News Announcement

INTEGRAMED TO HOST Q2 CONFERENCE CALL
TUESDAY, JULY 27th at 10:00 a.m. ET

Purchase, N.Y. – July 14, 2010 -- IntegraMed America, Inc. (NASDAQ: INMD), the leader in developing, marketing and managing specialty healthcare facilities in the fertility and vein care markets, today announced that it will host a conference call and webcast to review its financial results for the second quarter ended June 30, 2010 at 10:00 a.m. ET on Tuesday, July 27, 2010.  IntegraMed will release its financial results before the market’s opening that day.  Jay Higham, President and CEO, and John Hlywak, E.V.P. and CFO, will review the results and answer investor questions.  The call is open to all investors.

Live Webcast/Replay:	http://www.integramed.com (Investor Relations web page) or at www.earnings.com and archived for 30 days.

Dial-in Numbers:	(866) 395-2657 or (706) 902-0717

Phone Replay:	(800) 642-1687 or (706) 645-9291; # 87982257, through Aug. 4

About IntegraMed America, Inc.
IntegraMed America, Inc. manages highly specialized outpatient facilities in emerging, technology-based, niche medical markets and is the leading manager of fertility centers and vein clinics in the United States.  IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management and quality assurance services.  IntegraMed’s fertility network is the nation’s largest fertility network, comprised of 40 contracted centers with over 120 locations in 34 states and the District of Columbia.  Nearly one of every four IVF procedures in the U.S. is performed in an IntegraMed network fertility practice.  The IntegraMed Vein Clinic network is the leading provider of varicose vein care services in the U.S., currently operating 36 centers in 13 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit:
http://www.integramed.com for investor background,
http://www.atttainfertility.com for fertility, or
http://www.veinclinics.com for vein care

CONTACT:
Investors:	Media/Investors:
John W. Hlywak, Jr., EVP and CFO	Norberto Aja, David Collins
IntegraMed America, Inc.	Jaffoni & Collins Incorporated
jhlywak@integramed.com	inmd@jcir.com
914-251-4143	212-835-8500